Exhibit 99.1

Accuray Incorporated Euan S. Thomson, Ph.D. President and CEO March 29, 2011

Forward-looking Statement Safe Harbor Statement The foregoing may contain certain forward-looking statements that involve risks and uncertainties, including uncertainties associated with the medical device industry and the transaction between Accuray and TomoTherapy. Except for the historical information contained herein, the matters set forth in this press release, including the expected structure and timetable for the transaction between Accuray and TomoTherapy, the transaction’s anticipated strategic and financial benefits, financial prospects and guidance, expectations regarding Accuray’s and TomoTherapy’s ongoing operations, employees, sales, product development and commercialization, synergies and economies of scale following the transaction, are forward-looking statements within the meaning of the "safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or managements’ good faith belief as of that time with respect to future events. You should not put undue reliance on any forward-looking statements. Important factors that could cause actual performance and results to differ materially from the forward-looking statements we make include: the satisfaction of closing conditions for the transaction between Accuray and TomoTherapy, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act; market conditions; the effect of the announcement of the transaction on Accuray’s and TomoTherapy’s respective businesses; the impact of any failure to complete the transaction; the risk that Accuray and TomoTherapy will not realize the anticipated benefits of the transaction; the potential inability to successfully operate or integrate TomoTherapy’s business; general industry and economic conditions; and other factors beyond the companies’ control and the risk factors and other cautionary statements described in Accuray’s and TomoTherapy’s filings with the SEC. Please refer to the Risk Factors section of Accuray’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010, and the Risk Factors set forth in TomoTherapy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for a further list and description of additional business risks, uncertainties, and other factors that may affect these statements. Neither Accuray nor TomoTherapy intends to update these statements and undertakes no duty to any person to provide any such update under any circumstance.

Accuray | TomoTherapy Deal Summary

Strategic Rationale Complementary patient populations, treated by the same medical specialty Significant increase in global presence Financial benefits anticipated from operating efficiencies and G&A synergies Combining two best-in-class technologies to create the premier radiation oncology company

Increased Global Presence Worldwide Install Base 572 Systems Installed** Worldwide Accuray TomoTherapy Americas EIMEA Japan APAC Accuray Post Transaction 222 Systems Installed* 350 Systems Installed** *Installed as of December 31, 2010 **Shipped and/or installed as of February 17, 2011

Accuray Incorporated 200+ systems installed 100,000+ patients treated 75+ issued patents *as of December 31, 2010

TomoTherapy Incorporated Data provided by TomoTherapy 350 systems** 110,000+ patients treated 130+ issued patents **Shipped and/or installed as of February 17, 2011 *as of December 31, 2010

Summary Corporate Metrics Metric Accuray TomoTherapy Revenue (CY2010) $206.1M $195.4M Net Income (CY2010) $6.8M ($29.9M) Expected Gross Operational Synergies Approx. $25M per year Product Backlog (Dec. 31, 2010) $170M* $133M** Installed Base 222 (12/31/10) 350*** (2/17/11) *Based on Accuray backlog criteria **Based on TomoTherapy backlog criteria ***Shipped and/or installed as of February 17, 2011

Deal Terms TomoTherapy shareholders to receive $4.80 per share* in cash and stock $3.15 in cash 0.1648 shares of Accuray stock ($1.65) Expected to be accretive to Accuray’s EPS in its fiscal year beginning July 1, 2012 Approved by both companies’ Board of Directors Anticipated to close in Q2 or early Q3 of CY 2011 *as of March 4, 2011 close

CyberKnife® Robotic Radiosurgery System

CyberKnife® Robotic Radiosurgery System INTRACRANIAL RADIOSURGERY Well established, proven technique EXTRACRANIAL RADIOSURGERY Expanding discipline Is targeted toward a new group of patients RADIOSURGERY Use of a high dose of radiation to ablate a tumor as an alternative to surgery

CyberKnife® Treatments

CyberKnife® Treatments

Prostate 136,000 patients per year CyberKnife® US Market Opportunity *primary and metastatic Treatable subset based on annual incidence data reported by the American Cancer Society and collected from published literature 84,000* patients per year Brain 70,000* patients per year Spine 380,000* patients per year Lung 222,000* patients per year CyberKnife® Radiosurgery Liver, Head & Neck, Pancreas US market potential approximately 900,000 patients per year Potential US CyberKnife units approximately 3,000

Liver CyberKnife® Radiosurgery Market Acceptance Patient Treatments Time Intracranial Inoperable Lung Prostate Partial Breast Operable Lung Spine

Clinical Development Worldwide Patient Treatments This data includes estimates. If we are missing data from a site for one month, we take the number of patients treated in the previous month as an estimate for the missing month. If we are missing data from a site for a quarter (3 months), we take the number of patients treated in the previous quarter as an estimate for the missing quarter. Over 100,000 Patients Treated

Corporate Development Worldwide CyberKnife® Installed Base YTD: 222 CyberKnife® Systems Installed Worldwide* *as of September 30, 2010

Accuray Record of Achievement Consistent record of technology innovation Regular upgrades support premium service programs New CyberKnife® platforms support stronger pricing Proven ability to drive market acceptance New products New clinical capabilities Profitability Product gross profit margin (>60% in H1 FY11) Service gross profit margin (37% in H1 FY11) Operating expense management ($17M decrease FY09 to FY10)

TomoHD: Clinical Market and Positioning

Objectives of State of the Art Modern RT Image Guidance (IGRT) Alignment accuracy Smaller margins Intensity Modulation (IMRT) Dose where it is needed Reduction of dose to critical structures

Evolution of Gantry Based Technology Technology add-ons to 60 year old architecture Verification Images Multi-Leaf Collimator (MLC) Cone Beam CT (CBCT) Rotational treatment Incremental complexity Multiple independent systems Complex quality assurance Multi-step work flow When all capabilities are used system is complex, slow and daily use is impractical

TomoTherapy’s Revolutionary Architecture Unique IMRT/IGRT Platform “Voxel by Voxel” intensity modulation Radiation dose delivered independently to each volume element Fully integrated image guidance CT geometry optimal for 3D imaging “Plug and play” best in class solution Most sophisticated treatment and easiest to use Dose sculpting with 3D image guidance Every patient, every treatment, everyday

TomoHD Extends Range of Clinical Applications TomoHD allows for advanced treatment plans of wide field regions while sculpting dose, creating complex dose patterns that minimize normal tissue included in the treatment field

Seamless Full Body Treatment

Seamless Full Body Treatment Helical architecture enables continuous treatments along entire length of the body

Summary

Strategic Rationale Complementary patient populations, treated by the same medical specialty Significant increase in global presence Financial benefits anticipated from operating efficiencies and G&A synergies Combining two best-in-class technologies to create the premier radiation oncology company

Q&A

Accuray Incorporated Euan S. Thomson, Ph.D. President and CEO March 29, 2011